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                                                                   Exhibit 10.25


                                 PROMISSORY NOTE

                                                           Issued March 15, 2000
$3,553,169.20                                      Effective as of March 7, 2000

         For value received, NAB ASSET CORPORATION (the "MAKER"), a Texas corporation, promises to pay to the order of STANWICH FINANCIAL SERVICES CORP. (the "HOLDER"), a Rhode Island corporation, the principal amount of Three Million Five Hundred Fifty-three Thousand One Hundred Sixty-nine and 20/100 Dollars ($3,553,169.20) in accordance with the terms of this Note.

         1. Payment of Principal. The principal of this Note shall be payable in 22 installments as follows: The first 21 installments shall be in the amount of $100,000 each, payable on the last day of each month commencing March 31, 2001 and ending on November 30, 2002. The 22nd installment shall be in the amount of $1,453,169.20 and shall be payable on December 31, 2002.

         2. Interest.

                  (a) The unpaid principal of this Note outstanding from time to time shall bear interest, beginning as of March 7, 2000, at an annual rate of fourteen percent (14%), computed on the basis of a 365-day year and continuing until the principal hereof is repaid in full. Subject to numbered paragraph 2(b) hereof, interest shall be payable monthly in arrears beginning March 31, 2000 and continuing thereafter on the last day of each calendar month until the principal hereof is paid in full. In addition, if the principal hereof is paid on other than the last day of a calendar month, then, in such case, interest shall also be payable on the date of such principal payment.

                  (b) The Maker shall have the option to defer making any or all of the First 12 Interest Payments until March 31, 2001. As used herein, the term "FIRST 12 INTEREST PAYMENTS" means the interest payments scheduled by the terms hereof to be paid during the period beginning on the date hereof and ending on February 28, 2001. If the Maker defers any of the First 12 Interest Payment pursuant to the second preceding sentence, then, in such case, the amount of each interest payment that is so deferred shall itself bear interest at the rate of 14% per annum during the period from the original due date of such deferred payment to the date such deferred payment is actually made. Each item of additional interest provided for in this numbered paragraph 2(b) shall be payable on the earlier to occur of (i) March 31, 2001 or (ii) the date on which the deferred interest to which such additional interest relates is paid.

         3. Prepayments. The Maker may prepay this Note in whole or, from time to time, in part without penalty or premium. All such prepayments shall be applied against the required installments of principal in order of maturity thereof.

         4. Place of Payments. All payments of principal and interest under this Note shall be made to the order of Holder at the address specified in numbered paragraph 12 hereof.

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          5.      Default; Acceleration.  Maker agrees that:

         (i) if any installment of principal or interest under this Note shall not be paid when it is due and payable, and such failure to pay is not cured within ten (10) days after notice from Holder of such failure to pay; or

         (ii) if Maker shall suffer or permit the filing by or against the Maker of any petition for adjudication, arrangement, reorganization or the like under any bankruptcy or insolvency law (and, in the case of an involuntary proceeding the same is not dismissed within 30 days), make an assignment for the benefit of creditors or suffer or permit the appointment of a receiver for any part of Maker's property; or

         (iii) if the payment of any indebtedness of the Maker or MPS (as defined below) for borrowed money is accelerated to a date prior to the date of the scheduled maturity thereof as a result of the occurrence of a default or event of default under the loan or financing agreements or instruments pursuant to which such indebtedness was incurred; or

         (iv) if the Maker or MPS dissolves or commences proceedings in dissolution; or

         (v) if the Maker or MPS sells all or substantially all of its assets other than in the ordinary course of business; or

         (vi) if the Maker merges or consolidates with or into another corporation or entity in a transaction in which the Maker is not the surviving corporation then, upon the happening of any such event (specified in items (i) through (vi), above), the entire indebtedness and accrued interest thereon due under this Note shall, at the option of the Holder, accelerate and become immediately due and payable without notice, presentment, demand or any other formalities, all of which, to the extent permitted by applicable law, the Maker hereby expressly waives.

         As used herein, the term "MPS" means Mortgage Portfolio Services, Inc., a Delaware corporation and a subsidiary of the Maker.

         6. Cost of Collection. The Maker shall reimburse the Holder for all reasonable costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amounts due hereunder.

         7. Loss, Theft, Destruction or Mutilation of Note. Upon receipt by the Maker of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note, and of indemnity or security reasonably satisfactory to the Maker, and upon reimbursement to the Maker of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Maker will make and deliver a new note of like tenor in lieu of this Note. Any note made and delivered in accordance with the provision of this paragraph shall be dated as of the date to which interest has been paid on this Note, or if no interest has theretofore been paid on this Note, then dated the date hereof.


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         8. Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of Connecticut, without regard to principles of conflicts of laws.

         9. Successors and Assigns. All the covenants, stipulations, promises and agreements contained in this Note by or on behalf of the Maker or the Holder and all rights of the Maker or the Holder contained in this Note shall bind or inure to their respective successors, assigns, heirs and personal representatives, whether so expressed or not.

         10. Cumulative Remedies. No course of dealing, or any delay or omission of the Holder to exercise any right or power hereunder (including, without limitation, any right or power arising from any default or failure of performance of the Maker), shall exhaust, impair, waive or otherwise prejudice any such right or power or prevent its exercise. Every right and remedy given to the Holder hereunder, by any and all agreements executed and delivered in connection herewith or by law may be exercised from time to time as often as the Holder may deem expedient. No waiver by the Holder of any such default, whether such waiver be full or partial, shall extend to or be taken to affect any subsequent default, or to impair the rights resulting therefrom except as may be otherwise expressly provided herein. No remedy hereunder is intended to be exclusive of any other remedy but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder or otherwise existing.

         11. Headings. The headings of the paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

         12. Notices. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed by first class, registered or certified mail, return receipt requested, postage and registry fees prepaid, and addressed as follows:

         (a)      If to Maker:           NAB Asset Corporation
                                         c/o Construction Portfolio Funding
                                         4144 North Central Expressway
                                         Dallas, Texas 75204
                                         Attention: Chief Financial Officer

         (b)      If to Holder:          Stanwich Financial Services Corp.
                                         c/o Stanwich Partners, Inc.
                                         62 Southfield Avenue
                                         One Stamford Landing
                                         Stamford, Connecticut 06902

Any of the foregoing parties by notice in writing mailed to the other parties may change the name and address to which notices, requests, demands and other communications to it or him shall be mailed.

         13. Consideration. This Note is issued pursuant to, and for the consideration recited in,


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a certain Second Debt Restructure Agreement dated March 15, 2000 between the
Maker and the Holder.

         IN WITNESS WHEREOF, the Maker has signed this Note by a duly authorized officer and dated it as of the day and year first above written.

                                             NAB ASSET CORPORATION

                                             By:/s/ Alan Ferree
                                             Name: Alan Ferree
                                             Title: Senior Vice President


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